Exhibit 99.1

NEWS RELEASE

Editorial Contacts:

Yvette Huygen

Synopsys, Inc.

650-584-4547

yvetteh@synopsys.com

Investor Contacts:

Lisa Ewbank

Synopsys, Inc.

650-584-1901

Synopsys to Acquire Magma Design Automation

Acquisition will complement Synopsys’ technology, build on existing support capabilities and help accelerate advanced product delivery to customers

MOUNTAIN VIEW, Calif., November 30, 2011—Synopsys, Inc. (Nasdaq:SNPS), a world leader in software and IP used in the design, verification and manufacture of electronic components and systems, has signed a definitive agreement to acquire Magma® Design Automation Inc. (Nasdaq:LAVA), a provider of chip design software headquartered in San Jose, California. Bringing together complementary technology, development and support capabilities will enable the combined company to more rapidly meet customer requirements linked to chip designs at both leading-edge and mature process nodes.

Under the terms of the merger agreement, Synopsys will acquire Magma for $7.35 per Magma share in cash, resulting in a transaction value of approximately $507 million net of cash and debt acquired. The boards of directors of both companies have unanimously approved the transaction.

The closing of the merger is subject to customary conditions, including approval by the stockholders of Magma as well as U.S. regulators. In the event the merger closes as expected in the second calendar quarter of 2012, Synopsys anticipates it to be modestly accretive to non-GAAP earnings per share in its fiscal 2012. Synopsys plans to fund the acquisition with a combination of cash and debt, with the specifics to be determined at the time of close.

—more—

SYNOPSYS TO ACQUIRE MAGMA DESIGN AUTOMATION	Page 2

“The dramatic rise in complexity of today’s semiconductor designs for all process nodes requires an equally dramatic increase in designer productivity. Customers are either dealing with the very complex physics of 20-nanometer design or they are squeezing the last bit of performance and cost from designs at mature, high-value nodes. To achieve success, our customers are asking for more new EDA capabilities than ever before,” said Aart de Geus, chairman and CEO at Synopsys. “This acquisition will enable Synopsys to accelerate the delivery of the technology our customers need to keep the overall cost of design in check.”

Earnings Results Webcast

Synopsys also reported results for the fourth quarter and fiscal year 2011 today. Synopsys will hold a conference call for analysts and investors to review the results and to discuss the merger today at 2 p.m. PT (5 p.m. ET). A live webcast of the call will be available at Synopsys’ corporate website at www.synopsys.com. A recording of the call will be available by calling +1-800-475-6701 (+1-320-365-3844 for international callers), access code 223781, beginning at 4 p.m. PT today. A webcast replay will also be available on the website from approximately 5:30 p.m. PT today through the time Synopsys announces its results for the first quarter fiscal 2012 in February 2012. Synopsys will post copies of the prepared remarks of Aart de Geus, chairman and chief executive officer, and Brian Beattie, chief financial officer, on its website following the call.

About Synopsys

Synopsys, Inc. (Nasdaq:SNPS) is a world leader in electronic design automation (EDA), supplying the global electronics market with the software, intellectual property (IP) and services used in semiconductor design, verification and manufacturing. Synopsys’ comprehensive, integrated portfolio of implementation, verification, IP, manufacturing and field-programmable gate array (FPGA) solutions helps address the key challenges designers and manufacturers face today, such as power and yield management, system-to-silicon verification and time-to-results. These technology-leading solutions help give Synopsys customers a competitive edge in bringing the best products to market quickly while reducing costs and schedule risk. Synopsys is headquartered in Mountain View, California, and has approximately 70 offices located

—more—

SYNOPSYS TO ACQUIRE MAGMA DESIGN AUTOMATION	Page 3

throughout North America, Europe, Japan, Asia and India. Visit Synopsys online at http://www.synopsys.com/.

Safe Harbor Statement/Forward-Looking Statements

This press release contains forward-looking statements within the meaning of U.S. federal securities laws, including quotations from Synopsys executives and statements regarding the expected closing of our acquisition of Magma Design Automation, the expected impact on Synopsys financial results, benefits of the proposed transaction, and integration of Magma’s offering and employees with those of Synopsys. Forward-looking statements are subject to both known and unknown risks and uncertainties that may cause actual results to differ materially from those expressed or implied in the forward-looking statements, and that are outside our control. These risks and uncertainties include, among others: the ability of the parties to consummate the merger in a timely manner or at all; the satisfaction of the conditions precedent to consummation of the merger, including the ability to secure regulatory approvals in a timely manner or at all, and approval by Magma’s stockholders; the possibility of litigation (including relating to the transaction itself); the effect of the announcement of the merger on Synopsys’ and Magma’s respective businesses, including possible delays in customer orders; our ability to operate or integrate Magma’s business and technologies with our own successfully, including with the potential loss of customers, key employees, partners or vendors; and uncertain customer demand and support obligations for the new offerings. Other risks and uncertainties that may apply are set forth in the Risk Factors section of our most recently filed Quarterly Report on Form 10-Q. Synopsys assumes no obligation to update any forward-looking statement contained in this press release.

Additional Information and Where to Find It

Magma intends to file with the Securities and Exchange Commission (the “SEC”) a proxy statement in connection with the proposed merger. The definitive proxy statement will be sent or given to the stockholders of Magma and will contain important information about the proposed merger and related matters. SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT BECOMES AVAILABLE. The proxy statement and other relevant materials (when they become available), and any other documents

—more—

SYNOPSYS TO ACQUIRE MAGMA DESIGN AUTOMATION	Page 4

filed by Magma with the SEC, may be obtained free of charge at the SEC’s website, at www.sec.gov. In addition, security holders will be able to obtain free copies of the proxy statement from Magma by contacting Investor Relations by mail at Magma Design Automation Inc., 1650 Technology Drive, San Jose, CA 95110, Attn: Investor Relations Department, or by telephone at 408-565-7500.

Participants in the Solicitation

Synopsys and Magma, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies from Magma’s stockholders in connection with the proposed merger. Information about Magma’s directors and executive officers is set forth in Magma’s proxy statement for its 2011 Annual Meeting of Stockholders, which was filed with the SEC on July 15, 2011, and its Annual Report on Form 10-K for the year ended May 1, 2011, which was filed with the SEC on August 29, 2011. These documents are available free of charge at the SEC’s web site at www.sec.gov, and from Magma by contacting Investor Relations by mail at Magma Design Automation Inc., 1650 Technology Drive, San Jose, CA 95110, Attn: Investor Relations Department, or by telephone at 408-565-7500, or by going to Magma’s Investor Relations page on its corporate web site at www.magma-da.com. Information about Synopsys’ directors and executive officers is set forth in Synopsys’ proxy statement for its 2011 Annual Meeting of Stockholders, which was filed with the SEC on February 10, 2011, and its Annual Report on Form 10-K for the year ended October 31, 2010, which was filed with the SEC on December 17, 2010. These documents are available free of charge at the SEC’s web site at www.sec.gov, and from Synopsys by contacting Investor Relations by mail at Synopsys, Inc., 700 East Middlefield Road, Mountain View, CA 94043, Attn: Investor Relations Department, or by going to Synopsys’ Investor Relations page on its corporate web site at www.synopsys.com. Additional information regarding the interests of participants in the solicitation of proxies in connection with the merger will be included in the proxy statement that Magma intends to file with the SEC.

###

Synopsys is a registered trademark of Synopsys, Inc. All other trademarks mentioned in this release are the intellectual property of their respective owners.